Exhibit 99.1

CONSENT OF LEERINK PARTNERS LLC

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended, of our opinion letter dated June 30, 2014 to the Board of Directors of Transcept Pharmaceuticals, Inc. (“Transcept”) included as Annex B to Transcept’s proxy statement/prospectus/information statement that forms part of Transcept’s Registration Statement on Form S-4, as amended (File No. 333-198464).

Date: December 19, 2014

LEERINK PARTNERS LLC

By:	/s/ Bryan Giraudo